Exhibit 2.1

AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT

This Amendment No. 1 to the Business Combination Agreement (this “Amendment”) is made and entered into effective as of April 28, 2023, by and between Galata Acquisition Corp., a Cayman Islands exempted company (“SPAC”), Galata Merger Sub Inc., a Delaware corporation and wholly owned direct subsidiary of SPAC (“Merger Sub”), and Marti Technologies Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Business Combination Agreement (as defined below).

WHEREAS, SPAC, Merger Sub, and the Company entered into that certain Business Combination Agreement, dated as of July 29, 2022 (as amended from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to Section 9.04 of the Business Combination Agreement, SPAC, Merger Sub, and the Company desire to amend the Business Combination Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Business Combination Agreement, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.     Amendment. The parties hereby agree to amend the Business Combination Agreement as follows:

a.	The following is added as Section 7.20 to the Business Combination Agreement:

“Redemption Rights. The parties acknowledge and agree that, in connection with the Closing, all disbursements to the shareholders of SPAC from the Trust Fund in connection with the exercising of Redemption Rights shall occur prior to the Domestication.”

b.	Section 8.03(f) of the Business Combination Agreement is hereby deleted in its entirety.

c.	Section 9.01(b) of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:

“by either SPAC or the Company if the Effective Time shall not have occurred prior to July 31, 2023 (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date;”

d.	Exhibit B to Business Combination Agreement is hereby deleted in its entirety and replaced with the Form of Amended and Restated Articles of Association, which is attached hereto as Exhibit A.

e.	Exhibit D to Business Combination Agreement is hereby deleted in its entirety and replaced with the Incentive Plan, which is attached hereto as Exhibit B.

2.     Miscellaneous. The parties hereto hereby agree that Sections 9.03, 9.04, 9.05, 10.01, 10.04, 10.06, 10.07, 10.08, and 10.09 of the Business Combination Agreement shall apply to this Amendment, mutatis mutandis. Except as expressly provided in this Amendment, all of the terms and provisions in the Business Combination Agreement are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Business Combination Agreement, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Business Combination Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Business Combination Agreement, as amended by this Amendment. The Business Combination Agreement, as amended by this Amendment, the documents or instruments attached hereto or thereto or referenced herein or therein, and that certain Letter Agreement between SPAC and the Company, dated as of December 23, 2022, constitute the entire agreement between the parties with respect to the subject matter of the Business Combination Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

SPAC

GALATA ACQUISITION CORP.

By:	/s/ Daniel Freifeld
Name: Daniel Freifeld
Title: President

MERGER SUB

GALATA MERGER SUB INC.

By:	/s/ Daniel Freifeld
Name: Daniel Freifeld
Title: President

[Signature Page to Amendment No. 1 to Business Combination Agreement]

COMPANY

MARTI TECHNOLOGIES INC.

By:	/s/ Alper Oktem
Name: Alper Oktem
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Business Combination Agreement]

EXHIBIT A

Form of Amended and Restated Articles of Association

EXHIBIT B

Incentive Plan